UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date Of Report  (Date Of Earliest Event Reported):  May 19, 2003

ADC TELECOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota 55344

(Address of principal executive offices, including zip code)

(952) 938-8080

(Registrant’s telephone number, including area code)

Item 5.            Other Events and Regulation FD Disclosure

ADC Telecommunications, Inc. (“ADC”) has been served with a lawsuit alleging breach of fiduciary duties under ERISA brought by an individual who seeks to represent a class of participants in ADC’s Retirement Savings Plan (the “Plan”) who purchased ADC stock as one of their investment elections made under the Plan.  The lawsuit was filed in U.S. District Court, District of Minnesota, and names ADC, present and former officers and directors, and the asset custodian, recordkeeper and trustee of the Plan as defendants.

ADC believes that all claims in the lawsuit are without merit and intends to vigorously defend this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADC TELECOMMUNICATIONS, INC.
(Registrant)

Date: May 21, 2003	By:	/s/ Robert E. Switz
Robert E. Switz
Executive Vice President and
Chief Financial Officer